EXHIBIT 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Herbert M. Stein, certify that:

1.     I have reviewed this Amendment No. 1 on Form 10-KSB/A of Apogee Technology, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2007

/s/ Herbert M. Stein
Herbert M. Stein
Chief Executive Officer and President
(principal executive officer)